UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2006

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (865) 922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On May 3, 2006, pursuant to the Regal Entertainment Group 2002 Stock Incentive Plan (the “Plan”), Regal Entertainment Group (the “Company”) adopted a form of Performance Share Agreement (the “Performance Agreement”) to be used as the template for future performance share awards to employees under the Plan, unless otherwise determined by the Compensation Committee of the Company’s Board of Directors.  Pursuant to the Performance Agreement, grantees will be eligible to receive shares of restricted common stock of the Company in an amount determined based on the achievement of Company performance criteria tied to the average annual total shareholder returns attained by the Company for each full twelve month period ending on the yearly anniversary of the grant date through the respective calculation date as determined by the Compensation Committee of the Company’s Board of Directors on the date of grant (subject to the provisions contained in the Performance Agreement relating to the grantee’s death, disability, retirement, termination without or without cause or the occurrence of a change of control).  The shares of restricted common stock received upon attainment of the performance criteria will be subject to further vesting over a period of time, provided the grantee remains a service provider to the Company during such period.  Pursuant to the Performance Agreement, on the calculation date, grantee shall be entitled to receive a payment in an amount equal to the dividends paid by the Company with respect to a share of its Class A common stock from the grant date through the calculation date, multiplied by the number of shares of restricted common stock, if any, a grantee receives pursuant to the Performance Agreement.

                The form of Performance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

                    On May 2, 2006, the Company issued an aggregate of 2,000,000 shares of Class A common stock of the Company, to OCM Principal Opportunities Fund II, L.P. (“OCM”) upon the conversion by OCM of an equal number of shares of Class B common stock of the Company.  The shares of Class A common stock issued by the Company upon the conversion by OCM are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

                    Shares of Class B common stock may be converted immediately into Class A common stock on a one-for-one basis by the holder and are automatically converted into Class A common stock on a one-for-one basis upon a transfer that is not a “Permitted Transfer.” Other than the number of votes per share, each holder of Class A common stock is entitled to one vote for each outstanding share and each holder of Class B common stock is entitled to ten votes for each outstanding share, Class A and Class B common stock have identical material terms and provisions.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

                                N/A

(b)           Pro forma financial information.

                                N/A

(c)           Shell company transactions.

                                N/A

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Performance Share Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: May 5, 2006	By:	/s/ AMY E. MILES
Name: Amy E. Miles
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Share Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.